SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FRISCH’S RESTAURANTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Frisch’s Restaurants, Inc.

2800 Gilbert Avenue

Cincinnati, Ohio 45206

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 4, 2004

Dear Shareholders:

The annual meeting of the shareholders of Frisch’s Restaurants, Inc., an Ohio corporation, will be held at the Radisson Hotel Cincinnati Riverfront, 668 W. Fifth Street, Covington, Kentucky 41011 on Monday, October 4, 2004 at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	Election of four Directors.

2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

3.	Transaction of such other business as may properly come before the meeting or any adjournments thereof.

Your Board of Directors recommends a vote of “FOR ALL NOMINEES” on Proposal 1 and a vote “FOR” on Proposal 2.

Shareholders of record at the close of business on August 5, 2004 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

By Order of the Board of Directors

W. GARY KING
Secretary

Cincinnati, Ohio

August 25, 2004

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting, please vote promptly whether or not you expect to be present at the meeting. You can vote your shares (1) via the Internet, or (2) by signing and dating the enclosed proxy and returning it in the accompanying envelope. You will find specific instructions for voting via the Internet on the proxy card. If you attend the meeting, you may revoke your proxy and vote your shares in person.

FRISCH’S RESTAURANTS, INC.

2800 Gilbert Avenue

Cincinnati, Ohio 45206

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 4, 2004

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frisch’s Restaurants, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”), and at any and all adjournments thereof. The Meeting will be held at the Radisson Hotel Cincinnati Riverfront, 668 W. Fifth Street, Covington, Kentucky 41011 on Monday, October 4, 2004 at 10:00 a.m., Eastern Daylight Savings Time. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about August 25, 2004.

THE PROXY

Proxy

The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. A form of proxy for voting your shares at the Meeting is enclosed. When you properly execute and return your proxy, the shares it represents will be voted at the meeting as specified on your proxy. If no specification is made, the shares represented by your duly executed proxy will be voted (i) for the election as Directors of each of the four nominees listed thereon; and (ii) for the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm. The proxy will be voted at the discretion of the proxy holders, in accordance with the recommendations of the Board, on any other matter that may properly come before the meeting, including, in accordance with the rules of the Securities and Exchange Commission, any matter which the Company did not have notice of by July 12, 2004.

Revocability of Proxies

You may revoke your proxy at any time before it is exercised by (i) submitting a proxy bearing a later date using the voting method used when the revoked proxy was cast; (ii) filing a written notice of revocation with the President of the Company; or (iii) by attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

Record Date

The Board of Directors has fixed the close of business on August 5, 2004 as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting and any adjournment(s) thereof (the “Record Date”). There were 5,037,159 shares of the Company’s common stock (“Common Stock”) issued and outstanding on the Record Date.

Voting

You are entitled to one vote for each share of Common Stock you owned of record on the Record Date on any matter submitted to a vote at the Meeting. However, in connection with the election of directors, shares may be voted cumulatively if written notice that cumulative voting for the election of Directors is desired is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding the Meeting. The Chairman will announce the giving of any such notice upon the convening of the Meeting, and all shareholders may then cumulate their votes for director nominees. Cumulative voting means that you have the right to vote the number of shares you owned as of the Record Date, multiplied by the number of Directors to be elected. You may cast this total number of votes for one nominee or distribute the votes among some or all of the nominees in any manner you desire. If cumulative voting is declared at the Meeting, votes represented by proxies may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board, and discretionary authority to do so is included in the proxy.

Quorum Requirement

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

Vote Required

At the Meeting, directors will be elected by a plurality of the votes cast. Therefore, the four nominees receiving the greatest number of votes will be elected as Directors. Each other matter presented at the Meeting will be decided by a majority of the votes cast on that matter.

Method of Counting Votes

Shares represented by proxies which are voted “Withhold Authority” or on which a broker has indicated the absence of discretionary authority to vote the shares will be counted as present for the purpose of determining a quorum, but will not be voted in the election of Directors. Shares voted on one proposal but not all proposals on the proxies returned by brokers will be counted for the purpose of determining the number of shares represented at the meeting, but will not be considered as a vote for or against any matter not voted on. Abstentions will also be counted for the purpose of determining the number of shares represented at the meeting, but will not be considered as a vote for or against any matter as to which the abstention is effective.

PROPOSALS

PROPOSAL 1 - ELECTION OF FOUR DIRECTORS

Article II, Section 1 of the Company’s Code of Regulations provides that the business of the Company shall be managed and conducted by a Board of Directors consisting of not less than five nor more than nine members. The shareholders previously set the number of Directors at nine. The Code of Regulations also requires that a majority of the Directors be independent.

At the Meeting, four Directors are to be elected for a two-year term, to serve until the 2006 annual meeting of shareholders and until their successors have been elected and qualified. Your Board of Directors has unanimously nominated the four persons named below (all of whom are currently serving as Directors) for election as Directors at the Meeting. The principal occupations and certain other information about the nominees are set forth below.

The Board of Directors recommends a vote of “FOR ALL NOMINEES” for all Director nominees.

Name	DIRECTOR NOMINEES Positions with the Company, Business Experience And Other Directorships	Director Since

Jack C. Maier (Age 79)	Chairman of the Board of the Company	1961

William A. Mauch (Age 83)	Director of the Company; Retired certified public accountant; Retired administrator of the Cincinnati office of the law firm of Thompson, Hine, L.L.P.	1992

William J. Reik, Jr. (Age 66)	Director of the Company; Managing Director, William D. Witter, Inc. (investment counseling firm); Managing Director, Mitchell Hutchins Asset Management, Inc. (until February 1991)	1998

Lorrence T. Kellar (Age 67)	Director of the Company; Vice President, Continental Properties Company, Inc. (real estate developer) (since November 2002); Vice President – Real Estate, Kmart Corporation (April 1996 to September 2002); Group Vice President – Finance and Real Estate, The Kroger Co. (until April 1996); Chairman of the Board, Multi-Color Corporation; Director, Spar Group, Inc. (retail merchandiser); Trustee, Acadia Realty Trust; Chairman of the Board, The Public Library of Cincinnati and Hamilton County Foundation; Trustee, Cincinnati Ballet; Chairman, Urban Design Review Board, City of Cincinnati	1998

Votes represented by proxies will be cast by the proxy holders in such a way as to effect the election of all four nominees, or as many thereof as possible under the rules of cumulative voting in accordance with the recommendation of the Board. All nominees have consented to serve as directors if elected. However, in the event that any nominee shall become unable to serve prior to the Meeting, it is intended that the proxies will be voted for the balance of those nominees named and for such substitute nominee, if any, as shall be designated by the Board.

Directors and Executive Officers

The following tables set forth the names and certain information concerning the current Directors whose terms expire at the 2005 Annual Shareholders Meeting and the executive officers of the Company.

Name	DIRECTORS Positions with the Company, Business Experience And Other Directorships	Director Since

Malcolm M. Knapp (Age 64)	Director of the Company; President of Malcolm M. Knapp, Inc. (restaurant business consulting)	1997

Blanche F. Maier (Age 77)	Director of the Company; Chairman Emeritus of the Board of Trustees, Cincinnati Ballet	1961

Dale P. Brown (Age 57)	Director of the Company; Writer (since January 1999); President and Chief Executive Officer, Sive/Young & Rubicam (advertising agency) (July 1990 to December 1998); Board of Trustees, University of Richmond; Director of Ohio National Financial Services, Cincinnati 2012 Inc., Metropolitan Growth Alliance and the Queen City Club; Recipient of Two Silver Medals, American Advertising Federation; Chair, Women’s Initiative for Deloitte & Touche	1999

Craig F. Maier (Age 54)	President and Chief Executive Officer and a Director of the Company	1984

Daniel W. Geeding (Age 62)	Director of the Company; Vice President and Chief Financial Officer, The Health Foundation Fund (since 2002); Vice President and Chief Financial Officer, The Health Foundation of Greater Cincinnati (since 1999); formerly Professor of management and entrepreneurship (from 1969 to May 2002), Director of the Center for International Business (from June 1997 to May 2002), and Dean, College of Business Administration (April 1988 to June 1997), Xavier University; Director, Corporation For Findlay Market; Trustee, Bicentennial Commons Board of Visitors; Trustee, Cincinnati Kharkiv Sister Cities Program	1992

Name	EXECUTIVE OFFICERS Positions with the Company, Business Experience And Other Directorships

Craig F. Maier (Age 54)	President, Chief Executive Officer and a Director of the Company (since 1984).

Donald H. Walker (Age 58)	Vice President-Finance, Chief Financial Officer (since October 1996) and Treasurer (since June 1982) of the Company

Paul F. McFarland (Age 58)	Vice President and Chief Operating Officer of the Company (since September 1998); Executive Vice President of Operations and Chief Operating Officer, Long John Silver’s Restaurants, Inc. (October 1992 until March 1997)

Kenneth C. Hull (Age 48)	Vice President-Development and Franchising (since July 2000) and formerly Director of Real Estate and Franchising (April 1999 to July 2000) of the Company; Director of International Development, McDonald’s Corporation (August 1997 to January 1999); Staff Director, International Real Estate, McDonald’s Corporation, London, U.K. (March 1994 to August 1997)

Todd M. Rion (Age 44)	Regional Director of the Company (since December 1995)

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors has unanimously selected the firm of Grant Thornton LLP to make an examination of the accounts of the Company and serve as the Company’s independent registered public accounting firm for the fiscal year commencing May 31, 2004. Grant Thornton LLP has made the audits of the Company’s accounts since 1952.

Shareholder ratification of the selection of independent accountants is not required by law, however, the Board nevertheless decided to ascertain the views of the shareholders in this regard. If the selection of Grant Thornton LLP is not ratified at the Meeting, the Board of Directors will consider the selection of other public accounting firms.

Representatives of Grant Thornton LLP are expected to be present at the annual meeting of shareholders. They will be afforded an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from the shareholders.

A.	Audit Fees

The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s Forms 10-Q and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements, during the fiscal years ended June 1, 2003 and May 30, 2004, were $165,000 and $198,000 respectively.

B.	Audit-Related Fees

The aggregate fees billed by Grant Thornton LLP for the fiscal years ended June 1, 2003 and May 30, 2004 for assurance and related services reasonably related to the performance of the audit or review of the financial statements (and not reported under “Audit Fees” above) were $22,170 and $28,189, respectively. Audit-related services principally included audits of the Company’s pension plan, 401(k) plan and medical plan, consulting on an Indiana franchise circular, accounting research and assistance with the Company’s Form S-8 stock option plan registration.

C.	Tax Fees

The aggregate fees billed by Grant Thornton LLP for the fiscal years ended June 1, 2003 and May 30, 2004 for miscellaneous tax compliance, tax advice and tax planning were $15,522 and $29,396, respectfully. These fees were principally for the review and preparation of income tax returns.

D.	All Other Fees

There were no fees billed for professional services rendered by Grant Thornton LLP for the fiscal years ended June 1, 2003 and May 30, 2004, for services other than those set forth above.

The Audit Committee considered the services of Grant Thornton LLP referenced in subparagraphs B through D above and determined those services were compatible with maintaining Grant Thornton LLP’s independence.

The Company has adopted a policy requiring pre-approval by the Audit Committee of audit and permissible non-audit services by Grant Thornton LLP. The Audit Committee did pre-approve all services by Grant Thornton LLP referenced above.

The Board of Directors recommends a vote “FOR” ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm.

EXECUTIVE COMPENSATION

The following information is furnished with respect to each of the five most highly compensated executive officers of the Company, including the Chief Executive Officer, for the fiscal year ended May 30, 2004.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards Options		All Other Compensation
Name and Title	Year	Salary	Bonus(a)	Other Annual Compensation
Craig F. Maier President and Chief Executive Officer	2004 2003 2002	$250,000 235,665 239,555	$404,800 454,838 378,481	$264,014 189,676 175,629	(b) (b) (b)	30,000 40,000 40,000	(c) (c) (c)	$0 5,531 1,218	(d) (d)
Paul F. McFarland Vice President and Chief Operating Officer	2004 2003 2002	239,267 230,065 219,646	62,634 41,535 52,604	66,125 46,316 29,105	(e) (e) (e)	7,000 7,000 7,000	(f) (f) (f)	1,404 1,417 1,460	(g) (g) (g)
Donald H. Walker Vice President and Chief Financial Officer	2004 2003 2002	150,517 143,250 135,049	31,158 32,372 30,540	54,252 50,133 49,508	(h) (h) (h)	5,000 5,000 5,000	(i) (i) (i)	1,463 14,204 2,146	(j) (j) (j)
Kenneth C. Hull Vice President- Development and Franchising	2004 2003 2002	125,664 119,680 113,600	34,054 27,027 21,364	33,181 26,176 27,658	(k) (k) (k)	3,500 3,500 3,500	(l) (l) (l)	458 0 0	(g)
Todd M. Rion- Regional Director	2004 2003	77,143 75,630	86,038 65,447	28,191 20,298	(m) (m)	1,000 1,000	(n) (n)	1,632 1,441	(g) (g)

(a)	Bonuses paid in 2004, 2003 and 2002 were paid 90% in cash and 10% in shares of the Company’s Common Stock.

(b)	$264,014 represents an auto allowance of $7,397, medical reimbursement of $9,289, contributions to the Company’s Nondeferred Cash Balance Plan of $221,124, and long-term disability benefits of $26,204. $189,676 represents an auto allowance of $7,317, medical reimbursement of $9,263 pursuant to the Company’s medical reimbursement plan, contributions to the Company’s Nondeferred Cash Balance Plan of $164,509, and long-term disability benefits of $8,587. $175,629 represents an auto allowance of $7,212, medical reimbursement of $12,589, contributions of the Company’s Nondeferred Cash Balance Plan of $146,811, and long-term disability benefits of $9,017.

(c)	Represents stock options for 30,000 shares earned by Mr. Maier in the fiscal year ended May 30, 2004, but which were granted on July 8, 2004, stock options for 40,000 shares earned by Mr. Maier in the fiscal year ended June 1, 2003, but which were granted in July 2003, and stock options for 40,000 shares earned by Mr. Maier in the fiscal year ended June 2, 2002, but which were granted on July 11, 2002.

(d)	Represents distributions of the net proceeds of split dollar life insurance policies in 2003 and premiums paid by the Company on split dollar life insurance policies in 2002.

(e)	$66,125 represents an auto allowance of $7,397, medical reimbursement of $2,539, contributions to the Nondeferred Cash Balance Plan of $50,751 and long-term disability benefits of $5,438. $46,316 represents an auto allowance of $7,317, medical reimbursement of $2,018, contributions to the Nondeferred Cash Balance Plan of $32,042, and long-term disability benefits of $4,939. $29,105 represents an auto allowance of $7,212, medical reimbursement of $1,538, contributions to the Nondeferred Cash Balance Plan of $16,492, and long-term disability benefits of $3,863.

(f)	Represents stock options for 7,000 shares earned by Mr. McFarland in the fiscal year ended May 30, 2004, but which were granted on June 8, 2004, stock options for 7,000 shares earned by Mr. McFarland in the fiscal year ended June 1, 2003, but which were granted on June 10, 2003, and stock options for 7,000 shares earned by Mr. McFarland in the fiscal year ended June 2, 2002, but which were granted on June 11, 2002.

(g)	Represents Company matching contributions to the Frisch’s Executive Savings Plan.

(h)	$54,252 represents contributions to the Nondeferred Cash Balance Plan of $41,964, medical reimbursement of $9,001 and long-term disability benefits of $3,287. $50,133 represents medical reimbursement of $10,286, contributions to the Nondeferred Cash Balance Plan of $36,851 and long-term disability benefits of $2,996. $49,508 represents medical reimbursement of $10,386, contributions to the Nondeferred Cash Balance Plan of $36,556 and long-term disability benefits of $2,566.

(i)	Represents stock options for 5,000 shares earned by Mr. Walker in the fiscal year ended May 30, 2004, which were granted on June 8, 2004, stock options for 5,000 shares earned by Mr. Walker in the fiscal year ended June 1, 2003, but which were granted on June 10, 2003, and stock options for 5,000 shares earned by Mr. Walker in the fiscal year ended June 2, 2002, but which were granted on June 11, 2002.

(j)	Represents distributions of the net proceeds of split dollar life insurance policies of $13,299 in 2003, premiums paid by the Company on split dollar life insurance policies of $1,276 in 2002, and Company matching contributions to the Frisch’s Executive Savings Plan of $1,463 in 2004, $905 in 2003, and $870 in 2002.

(k)	$33,181 represents an auto allowance of $5,746, medical reimbursements of $12,613, contributions to the Nondeferred Cash Balance Plan of $14,022 and long-term disability benefits of $800. $26,176 represents an auto allowance of $5,666, medical reimbursements of $11,322, contributions to the Nondeferred Cash Balance Plan of $8,317 and long-term disability benefits of $871. $27,658 represents an auto allowance of $5,561, medical reimbursement of $12,780, contributions to the Nondeferred Cash Balance Plan of $8,781, and long-term disability benefits of $536.

(l)	Represents stock options for 3,500 shares earned by Mr. Hull in the fiscal year ended May 30, 2004, but which were granted on June 8, 2004, stock options for 3,500 shares earned by Mr. Hull with the fiscal year ended June 1, 2003, but which were granted on June 10, 2003, and stock options for 3,500 shares earned by Mr. Hull in the fiscal year ended June 2, 2002, but which were granted on June 11, 2002.

(m)	$28,191 represents an auto allowance of $5,746, medical reimbursements of $9,401, contributions to the Nondeferred Cash Balance Plan of $12,674 and long-term disability benefits of $370. $20,298 represents an auto allowance of $5,666, medical reimbursement of $8,110, contributions to the Company’s Nondeferred Cash Balance Plan of $6,013, and long-term disability benefits of $509.

(n)	Represents 1,000 stock options earned by Mr. Rion in the fiscal year ended May 30, 1994, but which were granted on June 8, 2004, and 1,000 stock options earned by Mr. Rion in the fiscal year ended June 1, 2003, but which were granted on June 10, 2003.

The following table sets forth information regarding stock options granted to the named executive officers of the Company during the fiscal year ended May 30, 2004.

Option Grants in Last Fiscal Year

	Individual Grants				Potential realizable value at assumed annual rates of stock price appreciation for option term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date

Name					5%	10%
Craig F. Maier	40,000	48%	$18.95	7/10/2013	$476,702	$1,208,057
Paul F. McFarland	7,000	8%	$18.79	6/10/2013	$82,719	$209,625
Donald H. Walker	5,000	6%	$18.79	6/10/2013	$59,085	$149,732
Kenneth C. Hull	3,500	4%	$18.79	6/10/2013	$41,359	$104,812
Todd M. Rion	1,000	1%	$18.79	6/10/2013	$11,817	$29,946

The foregoing options were granted under the Amended and Restated 1993 Stock Option Plan, which was recommended by the Compensation Committee, adopted by the Board of Directors and approved by the shareholders. Pursuant to the Plan, options for shares of the Common Stock of the Company are granted to officers and key management personnel. Under the Plan, options with terms not in excess of ten years from the date of grant may be granted until October 4, 2008. See “Employment Contracts and Changes-in-Control Arrangements.” In addition to the options listed in the table above, on June 10, 2003, certain other key employees were granted options to purchase an aggregate of 27,500 shares at $18.79 per share. All of the options granted to key employees vest in three equal annual installments, except the options granted to Craig F. Maier. The options granted to Craig F. Maier vest six months after the grant date.

The following table sets forth information regarding the exercise of stock options by each of the named executive officers during the fiscal year ended May 30, 2004, and the value of all unexercised options at May 30, 2004.

Aggregated Option Exercises in Last Fiscal Year

And Fiscal Year-End Option Values

Name	Shares Acquired On Exercise	Net Value Realized	1993 Plan Number of Securities Underlying Unexercised Options Exercisable/ Unexercisable at 5/30/04	Value of Unexercised In-the-Money Options Exercisable/ Unexercisable at 5/30/04
Craig F. Maier	0	—	181,478E/0U	$2,431,101E/$0U
Paul F. McFarland	19,333	$230,322	7,000E/7,000U	$80,250E/$67,738U
Donald H. Walker	12,833	$200,440	6,167E/5,000U	$65,612E/$48,383U
Kenneth C. Hull	0	0	6,083E/2,917U	$84,447E/$28,321U
Todd M. Rion	1,000	$9,861	1,334E/1,000U	$14,643E/$9,677U

Defined Benefit Pension Plan and Executive Retirement Plan

The Pension Plan adopted by the Board of Directors, in which executive officers of the Company participated through December 31, 1999, provides payments of annual benefits upon the retirement of employees covered by the Plan. Commencing in the year 2000, the executive officers of the Company began receiving comparable pension benefits through a Nondeferred Cash Balance Plan instead of accruing additional benefits under the Pension Plan.

These benefits are determined each year, converted to a lump sum, paid into the officer’s individual trust and reported as W-2 compensation.

Under the qualified Pension Plan, an individual’s monthly Pension Plan benefit equals 51% of his or her average monthly compensation minus 50% of monthly Social Security benefits. The benefit of an individual who has less than 28 years of service with the Company is reduced by 1/28 for each year less than 28. Average monthly compensation is based upon the participant’s five highest consecutive compensation periods. For years prior to 1982, the compensation period is the month of September. For years 1982 through 1991, the compensation period is the month of July. For years after 1991, the compensation period is the entire calendar year; therefore, the monthly compensation for the period is 1/12 of the annual compensation.

Compensation that is taken into consideration for periods after 1991 includes all compensation reported on the participant’s W-2 and all elective contributions to a Section 125 or 401(k) plan, except that after July 15, 2002, the following items are specifically excluded: reimbursements, automobile expense allowances, use of a Company-owned automobile or any other Company-owned property, moving expense allowances and all other allowances, contributions to or benefits under the Company’s Nondeferred Cash Balance Plan, amounts realized from the grant and/or exercise of stock options, amounts attributable to split-dollar life insurance, other fringe benefits (cash and non-cash), deferred compensation, tips and allocated tips.

Under the Internal Revenue Code, there is an annual limitation on the amount of compensation of each employee that may be taken into account, which through 1999 was set at $160,000. The annual limitation for some of the years prior to 1994 was substantially higher. For 1999 and earlier, the Company had an unfunded Executive Retirement Plan (SERP) which provides a supplemental retirement benefit to qualified employees equal to the reduction in their benefits under the qualified Pension Plan that results when compensation exceeds the Internal Revenue Code limitation, or when elective salary deferrals are made to the non-qualified Frisch’s Executive Savings Plan.

Amounts set aside under the Pension Plan are computed on an actuarial basis using an aggregate funding method. Contributions of $2,085,000 were made to the Pension Plan during the fiscal year ended May 30, 2004.

Estimated annual retirement benefits under the Pension Plan, Executive Retirement Plan (SERP) and Nondeferred Cash Balance Plan, assuming retirement at age 65 for Messrs. Craig F. Maier, Paul F. McFarland, Donald H. Walker, Kenneth C. Hull and Todd M. Rion would be as follows:

Name	Total Estimated Projected Benefit at Age 65 (1)	Qualified Pension Plan Benefit (2)	Non Qualified Executive Retirement Plan (SERP) Benefit (3)	Nondeferred Cash Balance Plan Benefit to Date Placed in Trust (4)*	Cash Balance Plan Benefit For Future Service [=(1)-(2)-(3)-(4)]
Craig F. Maier	$344,208	$43,608	$21,372	$118,644	$160,584
Paul F. McFarland	54,336	2,604	1,164	16,884	33,684
Donald H. Walker	81,024	30,180	1,572	24,252	25,020
Kenneth C. Hull	50,736	1,560	0	10,704	38,472
Todd M. Rion	68,724	11,676	0	10,704	46,344

*	The benefit amounts shown in this column are the amounts referred to in the first paragraph above and the contributions made to the plan during the fiscal year are included in the executives’ compensation in the Executive Compensation-Summary Compensation Table herein.

Board of Directors Information

Board and Committee Meetings and Compensation

The Board of Directors of the Company held five meetings during the fiscal year ended May 30, 2004. Each Director attended at least 75% of the aggregate number of meetings of the Board held during the year and all committees of the Board on which the director served (during the period he or she was a committee member during the year). During the fiscal year ended May 30, 2004, the Company paid non-employee Directors an annual fee of $20,000 plus $800 for each Board meeting and Committee meeting attended ($400 if attended by phone). For the fiscal year beginning May 31, 2004, non-employee Directors will receive a fee of $1,200 for each Board meeting and Committee meeting attended ($600 if attended by phone). During the fiscal year ended May 30, 2004, each non-employee director was also granted options to purchase 1,000 shares of the Company’s Common Stock at an exercise price of $24.20 per share. Non-employee Directors consist of Mrs. Maier, Ms. Brown and Messrs. Geeding, Kellar, Knapp, Mauch and Reik.

Board members are expected to attend the Company’s annual shareholder meetings, and the annual meeting of the Board is scheduled immediately after the annual meeting of shareholders each year. Eight of the nine Board members attended last year’s annual shareholders meeting.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee that is currently comprised of Lorrence T. Kellar (Chair), Dale P. Brown and William J. Reik, Jr. All members of the Nominating and Corporate Governance Committee are independent as defined under current federal securities law, rules of the Securities and Exchange Commission and the American Stock Exchange’s Listing Standards. The Nominating and Corporate Governance Committee held two meetings during the fiscal year ended May 30, 2004. The Nominating and Corporate Governance Committee’s function is to search for and recommend qualified, experienced candidates to the Board to be nominated for election as Directors at annual shareholder meetings, to fill any vacancies on the Board, and to develop and implement appropriate corporate governance guidelines. The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders. Shareholders may propose director nominees by submitting the name, phone number and qualifications of such nominee to the Committee, by no later than May 1 of any year for the next annual shareholders meeting, at: Chair, Nominating and Corporate Governance Committee, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206. The Committee selects for nomination individuals who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with other nominees and members of the Board, in collectively serving the interests of the Company and its shareholders. The Committee evaluates all candidates based upon the same criteria regardless of whether they were nominated by the Committee, shareholders or a third party. The nominees for election at this annual meeting were recommended by the Nominating and Corporate Governance Committee and approved by the full Board of Directors. The Nominating and Corporate Governance Committee has a charter, which is available for review on the Company’s website at www.frischs.com. The Company has also adopted corporate governance guidelines recommended by the Committee, which are also available for review on the Company’s website.

Strategic Planning Committee

The Board has a Strategic Planning Committee that is currently comprised of Craig F. Maier, Co-Chair, Malcolm M. Knapp, Co-Chair, Dale P. Brown and William J. Reik, Jr. The Strategic Planning Committee’s function is to develop, monitor and revise, as necessary, the Company’s strategic plan. The Strategic Planning Committee held one meeting during the fiscal year ended May 30, 2004, and its charter is also available for review on the Company’s website at www.frischs.com.

Audit Committee

The Board of Directors of the Company has an Audit Committee composed of William A. Mauch (Chair), Daniel W. Geeding and Lorrence T. Kellar. All members of the Audit Committee are independent as defined under current federal securities law, rules of the Securities and Exchange Commission and the American Stock Exchange’s Listing Standards. The Company’s Board of Directors has determined that all three of the Audit Committee members are audit committee financial experts pursuant to the criteria established by the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee and a copy of that charter is attached hereto as Appendix A. During the fiscal year ended May 30, 2004, the committee held four meetings. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of the company’s financial statements, (ii) the independent public accounting firm’s qualifications and independence, (iii) the performance of the company’s internal audit function and of the independent public accounting firm, and (iv) the company’s compliance with legal and regulatory requirements. In performing these functions, the Audit Committee discusses with internal and outside independent public accounting firm their overall scope and plans for their respective audits. The Audit Committee also meets periodically with the independent public accounting firm, management, and internal auditors to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee selects and oversees the work of the independent public accounting firm.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended May 30, 2004, with management of the Company and Grant Thornton LLP, the Company’s independent registered public accounting firm, which included discussions about the selection of appropriate accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented. The Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with Grant Thornton LLP its independence. Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements for the fiscal year ended May 30, 2004, be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board, and the Board approved, subject to shareholder ratification, the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year commencing May 31, 2004.

William A. Mauch, Chair

Daniel W. Geeding

Lorrence T. Kellar

Compensation Committee Interlocks and Insider Participation

The Board of Directors has a Compensation Committee comprised of Daniel W. Geeding (Chair), William A. Mauch and Malcolm M. Knapp. All members of the Compensation Committee are independent as defined under current federal securities law, rules of the Securities and Exchange Commission and the American Stock Exchange’s Listing Standards. During the fiscal year ended May 30, 2004, the committee held five meetings. The Compensation Committee recommends policies for the Company with respect to the compensation of executive officers and directors and administers the Company’s benefit and stock option plans.

Compensation Committee Report

Chairman of the Board Employment Contract

Jack C. Maier, Chairman of the Board, is currently employed by the Company pursuant to an employment agreement effective May 29, 2000, with an initial term of one fiscal year and renewable at the option of the Company for up to six additional one-year terms. The Company has renewed the agreement for four additional one-year terms. For the fiscal year ended May 30, 2004, Mr. Maier was paid an annual base salary of $100,000 pursuant to the agreement, and will be paid that annual base salary during any additional years that the contract is renewed. Mr. Maier may reduce his employment from full time to part time (defined as three days or less per week), in which case he will receive 50% of his base salary. The agreement provides that upon its expiration or upon Mr. Maier’s retirement, disability, death or other termination of employment, the Company will pay to Mr. Maier or to his survivors for each of the next ten years the amount of $214,050, adjusted annually to reflect 50% of the annual percentage change in the Consumer Price Index. Alternatively, the recipient may elect at any time to receive in a lump sum the present value of all remaining payments.

Chief Executive Officer Employment Contract

Craig F. Maier, President and Chief Executive Officer, is employed by the Company pursuant to a three-year employment agreement that was effective June 2, 2003. Mr. Maier’s base salary for the fiscal year ending May 30, 2004 was $250,000. The agreement provides that the Company will also pay Mr. Maier incentive compensation for each fiscal year that the Company’s pre-tax earnings (before deducting his incentive compensation) equal or exceed 4% of the Company’s total revenue. The incentive compensation will be equal to (a) 1.5% of the Company’s pre-tax earnings if in such year pre-tax earnings equal or exceed 4% (but are less than 5%) of the Company’s total revenue, and (b) an additional 1.00% of the Company’s pre-tax earnings if in such year the Company’s pre-tax earnings equal or exceed 5% of the Company’s total revenue. However, the incentive compensation will be reduced to the extent that the payment of the incentive compensation would reduce the Company’s pre-tax earnings to below 4% of the Company’s total revenue. Incentive compensation is paid 90% in cash and 10% in Common Stock. The agreement also provides that Mr. Maier will be granted stock options in any year in which the Company’s pre-tax earnings equal or exceed 4%, based on the following schedule:

Pre-Tax Earnings As a Percentage of Total Revenue	Stock Option Available
At least 4%, but less than 5%	10,000 shares
At least 5%, but less than 6%	20,000 shares
At least 6%	30,000 shares

All stock options are awarded under the terms of the stock option plan of the Company in effect at the time the options are awarded. The agreement also provides that in the event of Mr. Maier’s disability, the Company will pay him (for up to 120 months while he is alive and remains disabled) an annual sum equal to 60% of his average compensation (total compensation including incentive compensation) over the three preceding calendar years (reduced by any disability benefits received under any disability income plans maintained by the Company), adjusted annually after the first year to reflect 60% of the latest annual percentage change in the Consumer Price Index.

Mr. Maier’s employment agreement reaffirms the Company’s obligations to Mr. Maier under an agreement dated November 21, 1989, which provides that, if there is a change in control of the Company that has not been approved by existing management, the Company shall either (a) continue Mr. Maier’s employment for up to three years with compensation and perquisites equal to that which he would have received had there not been such a change, (b) employ him on such other terms as he and the Company agree, or (c) terminate his employment and make lump sum payments to him equal to the present value, based on a certain discount rate, of such compensation and continue such perquisites until the end of the period for which his employment would have continued. The maximum aggregate lump sum payment that would be payable to Mr. Maier under the agreement if he were terminated on the date of filing of this Proxy Statement would be approximately $2,738,974, using a discount rate of 0.75%, in accordance with provisions of the agreement.

The Compensation Committee believes that this agreement and the compensation provisions therein are consistent with the Company’s executive compensation policies described in detail below.

Other Executive Officers

The compensation of all other executive officers for the fiscal year ended May 30, 2004 was determined in accordance with salary merit increase guidelines and incentive compensation formulas established prior to the commencement of the fiscal year.

The policies with respect to the Company’s other executive officers are: (1) to pay salaries generally in the middle of the range of salaries paid to executives of comparable levels of responsibility by comparable restaurant companies; (2) to grant merit increases in salary, within the salary range, based primarily on job performance as measured by specific, pre-determined individual goals; and (3) to award bonuses based on how well individual goals are achieved and how well the Company performs.

To determine the salaries of the Company’s other executive officers, the Company establishes a series of salary ranges which correspond to levels of executive responsibility. The basis for the establishment of the ranges is data provided by an independent consultant that is derived from an annual survey of approximately 63 comparable restaurant companies, including some of the members of the peer group used for the Corporate Performance Graph. The Committee sets the Company’s salary ranges to fall generally in the middle of the competitive ranges. Individual salaries are set within the applicable salary range and are reevaluated annually. Merit increases are granted within the salary range based on job performance as measured against one or more individual performance goals established annually for each executive.

The Frisch’s Executive Savings Plan (FESP) was established in November 1993, to provide a means for certain management employees who are disqualified from participating in the Frisch’s Employee 401(k) Savings Plan, to participate in a similarly designed non-qualified plan. Under the FESP, an eligible employee may choose to invest in Common Stock of the Company. For employees who choose to invest in the Company’s Common Stock, the Company makes a 15% matching contribution of Common Stock. Upon an employee’s retirement, the Company has the option to issue to the employee the shares of Common Stock allocated to that employee or to pay to the employee the fair market value of the Common Stock allocated to him or her in cash. A total of 58,492 shares of Common Stock were reserved for issuance under the FESP when it was established in 1993. As of June 1, 2003, 49,374 shares remained in the reserve. During the fiscal year ended May 30, 2004, 221 shares of Common Stock were allocated to participants in the plan, bringing to 7,510 the number of shares of Common Stock allocated but not issued to active plan participants under the Plan.

Under the Company’s Senior Executive Bonus Plan, other executive officers are entitled to earn annual bonuses of up to 40% of each officer’s salary. Each individual executive officer’s bonus is determined by a formula that takes into account (1) the extent to which individual performance goals established prior to the beginning of the fiscal year are met and (2) the Company’s pre-tax consolidated earnings for the fiscal year, as a percentage of total revenue (adjusted to exclude certain revenue, if any, not related to the Company’s food service operations). No incentive bonus is paid unless pre-tax consolidated earnings of the Company are at least 4% of revenues. In order to receive the maximum bonus, an executive must fully meet the individual performance goals and pre-tax consolidated earnings of the Company must equal or exceed 7% of revenues. Of the total bonus earned, 10% is paid in shares of the Company’s Common Stock and the remainder is paid in cash. For the fiscal year ended May 30, 2004, 894 shares of Common Stock were issued to employees pursuant to the plan. If all eligible employees under the Senior Executive Bonus Plan had earned their maximum bonus during the year ended May 30, 2004, a total of 1,100 shares of Common Stock would have been issued.

Bonuses were awarded under the Senior Executive Bonus Plan equal to a percentage of salary, adjusted in accordance with a formula which took into account the extent to which individual goals were met, the Company’s pre-tax earnings for the fiscal year as a percentage of total revenue, and the salary range maximum.

Daniel W. Geeding, Chair

William A. Mauch

Malcolm M. Knapp

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), the Directors, certain of the Company’s officers and persons owning more than 10% of the outstanding shares of the Company’s Common Stock are required to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and the American Stock Exchange and to furnish copies of such reports to the Company. The Company is required to set forth in this Proxy Statement the number of late reports, transactions not reported and any known failure to file a report. Based solely on a review of the reports which were furnished to it and certain written representations of each reporting person, to the Company’s knowledge, the aforesaid filing requirements were satisfied by the persons subject thereto.

Certain Relationships and Related Transactions

During the fiscal year ended May 30, 2004, a franchised restaurant owned by children (except Craig F. Maier) of Jack C. Maier, an officer and Director of the Company, and Blanche F. Maier, a Director of the Company, made purchases from the Company’s commissary totaling $516,604 and paid to the Company advertising fees of $51,671, employee leasing fees of $829,421, payroll and accounting fees of $13,279, human resources and benefit fees of $8,039 and franchise fees of $77,507. Other members of Mr. and Mrs. Maier’s family are the owners of a franchised restaurant which during such fiscal year made purchases from the Company’s commissary totaling $653,835 and paid to the Company advertising fees of $70,832, employee leasing fees of $1,101,739, payroll and accounting fees of $14,290, human resources and benefit fees of $10,539 and franchise fees of $106,248. During the fiscal year ended May 30, 2004, a franchised restaurant owned by Craig F. Maier, an officer and Director of the Company, made purchases from the Company’s commissary totaling $339,843 and paid to the Company advertising fees of $34,174, employee leasing fees of $556,340, payroll and accounting fees of $13,877, human resources and benefit fees of $9,434 and franchise fees of $51,260. The above-described transactions were effected on substantially similar terms as transactions with persons having no relationship with the Company.

Jack C. Maier, Chairman of the Board of the Company, is the husband of Blanche F. Maier and the father of Craig F. Maier and Karen F. Maier. During the fiscal year ended May 30, 2004, Mr. Jack Maier received a salary of $100,000 from the Company, an auto allowance of $9,576, and medical reimbursement of $10,000.

Karen F. Maier, Vice President – Marketing of the Company, is the daughter of Jack C. Maier and Blanche F. Maier and the sister of Craig F. Maier. During the fiscal year ended May 30, 2004, Ms. Maier received a salary of $118,069, a bonus of $34,637, medical reimbursement of $7,990, contributions to the Nondeferred Cash Balance Plan of $17,350 and long-term disability benefits of $1,221, from the Company and the Company made matching contributions to the Frisch’s Executive Savings Plan in the amount of $674.

Scott Maier, a Construction Manager at the Company, is the son of Jack C. Maier and Blanche F. Maier and the brother of Craig F. Maier and Karen F. Maier. During the fiscal year ended May 30, 2004, Scott Maier received a salary of $60,000 and an auto allowance of $5,032.

Corporate Performance Graph

The following graph compares the yearly percentage change in the Company’s cumulative total stockholder return on its Common Stock over the five year period ending May 30, 2004 with the Russell 2000 Index and a group of the Company’s peer issuers, selected by the Company in good faith. The graph assumes an investment of $100 in the Company’s Common Stock, in the Index and in the common stock of the peer group on May 30, 1999 and reinvestment of all dividends.

	Cumulative Total Return
	5/30/99	5/28/00	6/3/01	6/2/02	6/1/03	5/30/04
FRISCH’S RESTAURANTS, INC.	100.00	94.55	132.61	210.99	202.68	313.94
RUSSELL 2000	100.00	105.56	117.39	115.58	106.12	138.27
PEER GROUP	100.00	71.67	93.18	165.33	154.82	165.31

The Peer Group consists of the following issuers: Bob Evans Farms, Inc., Steak n Shake Co., CBRL Group, Inc., IHOP Corp., Ryan’s Restaurant Group Inc. and Friendly Ice Cream Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of August 5, 2004 (unless a different date is specified in the notes to the table), with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Blanche F. Maier 2800 Gilbert Avenue Cincinnati, OH 45206	1,794,395	(1)(5)	35.6%
Jack C. Maier 2800 Gilbert Avenue Cincinnati, OH 45206	1,013,657	(2)(5)	20.1%
Craig F. Maier 2800 Gilbert Avenue Cincinnati, OH 45206	1,133,711	(3)(5)	21.6%
Karen F. Maier 2800 Gilbert Avenue Cincinnati, OH 45206	847,369	(4)(5)	16.8%
William D. Witter, Inc. 153 East 53rd Street New York, NY 10022	581,611	(6)	11.6%
Royce & Associates, LLC 1414 Avenue of Americas New York, New York 10019	465,300	(7)	9.2%

(1)	Includes 779,738 over which Mrs. Maier has sole voting and investment power, 89,170 shares over which she has sole voting but shared investment power, 924,487 shares over which she has sole voting power only and 1,000 shares which she has the right to acquire pursuant to the exercise of stock options. The amounts shown above include 1,013,657 shares over which she has sole voting power as Voting Trustee pursuant to a Voting Trust Agreement dated June 26, 1997, with the following: Jack C. Maier and herself as Co-Trustees of the Trust established under the Will of Shirley Heinichen, deceased as to 89,170 shares; Jack C. Maier, Craig F. Maier and Karen F. Maier, as Co-Trustees of the Trust established under the Will of David Frisch, deceased as to 764,197 shares; and Jack C. Maier, as Trustee under the Annette Frisch Amended and Restated Trust Agreement as to 160,290 shares. See footnotes (2), (3), (4) and (5).

(2)	Includes 160,290 shares over which he has sole investment power only, and 853,367 shares over which he shares investment power. The amount shown above includes 764,197 shares over which Mr. Maier, Craig F. Maier and Karen F. Maier share investment power only as Co-Trustees of the Trust established under the will of David Frisch, deceased, and 89,170 shares over which Mr. Maier and Blanche F. Maier share investment power only as Co-Trustees of the Trust established under the Will of Shirley Heinichen, deceased. See footnotes (1), (3), (4) and (5). Not included in this amount are 11,827 shares owned by Blanche F. Maier as to which Mr. Maier disclaims beneficial ownership.

(3)	Includes 158,036 shares over which Mr. Maier has sole voting and investment power, 764,197 shares over which Mr. Maier, Jack C. Maier and Karen F. Maier share investment power only as Co-Trustees of the Trust established under the will of David Frisch, deceased, and 211,478 shares which he has the right to acquire pursuant to the exercise of employee stock options. See footnotes (1), (2), (4) and (5).

(4)	Includes 67,422 shares over which Ms. Maier has sole voting and investment power, 764,197 shares over which Ms. Maier, Jack C. Maier and Craig F. Maier share investment power only as Co-Trustees of the Trust established under the will of David Frisch, deceased, and 15,750 shares which she has the right to acquire pursuant to the exercise of employee stock options. See footnotes (1), (2), (3) and (5).

(5)	Blanche F. Maier is the wife of Jack C. Maier. Craig F. Maier is the son of Jack C. Maier and Blanche F. Maier and the brother of Karen F. Maier. Karen F. Maier is the daughter of Jack C. Maier and Blanche F. Maier and the sister of Craig F. Maier.

(6)	The information given is as of January 21, 2004, as reported in an amended Schedule 13G filed with the Securities and Exchange Commission.

(7)	The information given is as of February 3, 2004, as reported in a Schedule 13G filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of August 5, 2004, with respect to the number of shares of Common Stock beneficially owned by (i) each Director, including each nominee for election as a Director, of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all Directors and named executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Jack C. Maier	1,013,657	(1)	20.1%
Daniel W. Geeding	11,236	(2)	*
Malcolm M. Knapp	9,332	(3)	*
Blanche F. Maier	1,794,395	(1)	35.6%
Craig F. Maier	1,133,711	(1)	21.6%
William A. Mauch	18,350	(4)	*
Dale P. Brown	4,736	(5)	*
Lorrence T. Kellar	15,000	(6)	*
William J. Reik, Jr.	215,060	(7)	4.3%
Kenneth C. Hull	13,075	(8)	*
Paul F. McFarland	32,683	(9)	*
Donald H. Walker	25,180	(10)	*
Todd M. Rion	3,634	(11)	*
All Directors and named executive officers as a group (13 persons)	5,319,303	(12)	47.2%

*	Less than 1% of class.

(1)	See footnotes (1), (2), (3) and (5) on the preceding page.

(2)	Includes 7,236 shares over which he has sole voting and investment power and 4,000 shares that he has the right to acquire pursuant to the exercise of stock options.

(3)	Includes 6,332 shares over which he has sole voting and investment power and 3,000 shares that he has the right to acquire pursuant to the exercise of stock options.

(4)	Includes 17,350 shares over which he has sole voting and investment power and 1,000 shares that he has the right to acquire pursuant to the exercise of stock options.

(5)	Includes 3,736 shares over which she has sole voting and investment power and 1,000 shares that she has the right to acquire pursuant to the exercise of stock options.

(6)	Includes 9,000 shares over which he has sole voting and investment power and 6,000 shares that he has the right to acquire pursuant to the exercise of stock options.

(7)	Includes 209,060 shares over which he has sole voting and investment power and 6,000 shares that he has the right to acquire pursuant to the exercise of stock options.

(8)	Includes 575 shares over which he has sole voting and investment power and 12,500 shares that he has the right to acquire pursuant to the exercise of stock options.

(9)	Includes 11,682 shares over which he has sole voting and investment power and 21,001 shares that he has the right to acquire/pursuant to the exercise of stock options.

(10)	Includes 9,013 shares over which he has sole voting and investment power and 16,167 shares that he has the right to acquire pursuant to the exercise of stock options.

(11)	Includes 300 shares over which he has sole voting and investment power and 3,334 shares that he has the right to acquire pursuant to the exercise of stock options.

(12)	Includes 286,480 shares that the group has the right to acquire pursuant to the exercise of stock options.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Any shareholder who wishes a proposal to be considered for inclusion in the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders, which is currently scheduled for October 3, 2005, must submit the proposal to the Company on or before May 1, 2005. Proposals should be addressed to W. Gary King, Secretary, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206. Any such proposal must satisfy the conditions for shareholder proposals established by the Securities and Exchange Commission in Rule 14a-8 promulgated pursuant to the Securities and Exchange Act of 1934, as amended.

Any shareholder who intends to directly present a proposal at the 2005 Annual Shareholders Meeting (outside of the Rule 14a-8 process) must notify the Company of the proposal on or before July 15, 2005. If the Company is not notified by such date, the Company will have the right to exercise discretionary voting authority for the proxies it obtains with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials. Notices of any intention to present a proposal at the 2005 Annual Shareholders Meeting should be addressed to the Secretary of the Company at the address set forth in the foregoing paragraph.

The Board of Directors has a process for shareholders to send communications to the Board. Shareholders desiring to send a communication to the Board should address their written communication to: The Board of Directors, c/o W. Gary King, Secretary, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206. Mr. King will distribute copies of any such communications to all Board members.

COST OF SOLICITATION

The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting and proxy and any additional material relating to the Meeting and the cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodial nominees and fiduciaries to supply proxy material to the beneficial owners of the Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain officers and employees of the Company may solicit proxies in person or by telephone, facsimile transmission or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Company’s Board of Directors knows of no other matters to be presented at the Meeting other than those set forth above. However, if any other matters come before the meeting, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their discretion, in accordance with the recommendations of the Board, and discretionary authority to do so is included in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS
W. GARY KING
Dated August 25, 2004	Secretary

The Company will supply without cost, upon written request, a copy of the Company’s most recent Annual Report on Form 10-K, including financial statements and schedules. Such request should be directed to Mr. Donald H. Walker, Chief Financial Officer, Frisch’s Restaurants, Inc., 2800 Gilbert Avenue, Cincinnati, Ohio 45206.

APPENDIX A

FRISCH’S RESTAURANTS, INC.

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of the company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the company’s internal audit function and of the independent auditors, and (iv) the company’s compliance with legal and regulatory requirements. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the company’s policies, procedures and practices at all levels.

COMPOSITION

The Audit Committee shall consist of three members of the Board of Directors. All of the members shall meet the independence requirements of the American Stock Exchange, the Securities Exchange Act of 1934 and any applicable rules and regulations of the Securities and Exchange Commission (“SEC”). All committee members shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. All members of the Committee shall be financially literate by possessing a working knowledge of basic finance and accounting practices. At least one member of the Committee shall be a financial expert as defined by the Securities and Exchange Commission.

The Board of Directors shall appoint the Audit Committee members and the Audit Committee Chairman.

AUDIT COMMITTEE MEETINGS

The Audit Committee will hold a meeting prior to the public release of each quarterly financial report. It will also meet at other times deemed necessary to fulfill the responsibilities enumerated in this document. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The minutes of each meeting are to be prepared and sent to Committee members for approval.

RESPONSIBILITY

The Audit Committee is to serve as a focal point for communication between the Board of Directors, the Director of Internal Auditing, the independent auditors, and the Company’s management as their duties relate to financial accounting, reporting, and controls. The Audit Committee is the Board’s principal agent for evaluating the quality of internal auditing, the independence of the company’s independent auditors, and the adequacy of disclosures to shareholders. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

ROLES AND DUTIES

Corporate Control Environment

1.	Understand and assess the “tone at the top” – the message that management and the Board send to the organization.

2.	Understand, assess and monitor the financial planning and control function.

3.	Understand the role and review the effectiveness of the Internal Audit function.

4.	Understand and review the company’s Corporate Compliance Committee.

5.	Understand and assess the company’s Disclosure Controls Committee.

6.	Review with management its evaluation of the company’s internal control structure and procedures for financial reporting and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such internal controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

7.	Monitor compliance with the company’s Code of Ethics for Chief Executive Officer and Financial Professionals.

8.	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Independent Auditors

1.	Have the sole authority to select, appoint and replace the independent auditor, be responsible for the oversight of the work of the independent auditor (including the resolution of any disagreements between management and the auditor regarding financial reporting), and the independent auditor shall report directly to the Audit Committee.

2.	Approve in advance the fees and terms of all audit engagements and permissible non-audit engagements with the independent auditors.

3.	Discuss with the independent auditor matters required to be discussed by Statement on Auditing Standards 61 relating to the conduct of the audit.

4.	Obtain and discuss a report from the independent auditors at least annually regarding (i) the auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent quality-control review, or peer review (if applicable), of the independent auditor, or by any inquiry or investigation by governmental professional authorities within the last five years, and any steps taken to address these issues; and (iii) all relationships between the auditors and the company. The Committee shall also actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors.

5.	Periodically consult with the independent auditors out of the presence of management about the adequacy of internal controls and the accuracy of the company’s financial statements.

6.	Review, prior to the annual audit, the scope and plan of the independent auditors’ audit examination. Review the extent of non-audit services provided by the independent auditors in relation to the objectivity and independence needed in the audit. The independent auditors’ fees are to be arranged with management and summarized for Committee review and approval.

7.	Recommend to the Board policies for the company’s hiring of employees or former employees of the independent auditor which guidelines shall meet the requirements of applicable law and listing standards.

2

Internal Auditing

1.	Assess and approve the internal audit mission, annual audit plan and areas of audit emphasis.

2.	Review and assess the performance appraisals and annual salary review for the Director of Internal Auditing.

Financial Reporting

1.	Review the company’s annual financial statements with management and the independent auditors, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Annual Report on Form 10-K.

2.	Review disclosures made to the Audit Committee by the company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q’s about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company’s internal controls.

3.	Discuss with management and the independent auditors the company’s quarterly financial statements prior to the filing of the company’s Form 10-Q with the SEC, including the results of the independent auditor’s review of the quarterly financial statements.

4.	Review with the company’s management, the Director of Internal Auditing, and the independent auditors, the company’s general policies and procedures to reasonably assure the adequacy of internal accounting and financial reporting controls.

5.	Confirm with the company’s management, the Director of Internal Auditing, and the independent auditors that tests of compliance with significant company policies including the company’s process of assessing the risk of fraudulent financial reporting and the program established to monitor compliance with conflict of interest and other Code of Conduct guidelines.

6.	Discuss with management and the independent auditor, at least annually, developments and issues with respect to reserves, regulatory and accounting initiatives, as well as off-balance sheet structures, and their effect on the company’s financial statements, and accounting policies used in the preparation of the company’s financial statements (specifically those policies for which management is required to exercise discretion or judgment regarding the implementation thereof).

7.	Discuss generally the company’s earnings press releases and financial information and earnings guidance, if any, provided to analysts and rating agencies to the extent required by applicable law or listing standards.

8.	Review, in advance of implementation, any major accounting policy change.

9.	Discuss with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

10.	Review and discuss periodically reports from the independent auditors on, among other things, certain:

•	Critical accounting policies and practices to be used.

•	Alternative treatments of financial information within generally accepted accounting principles.

•	Other material written communications between the independent auditors and management, such as any management letter and the company’s response to such letter or schedule of unadjusted differences.

•	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

3

Audit Committee Report and Charter

1.	Prepare the report of the committee required by the rules of the SEC to be included in the company’s proxy statement for the annual shareholders’ meeting. The name of each member of the Audit Committee will appear below the report.

2.	Annually review and evaluate its own performance.

3.	Review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board for approval.

Board of Directors

1.	Report to the Board of Directors on the results of performing the foregoing duties and submit to the Board any recommendations the Audit Committee may have.

2.	Review any other relevant matters at the discretion of the Board of Directors or the Committee.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Resources

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The company shall provide for appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditor and any outside advisors engaged by the Audit Committee.

Effective: June 10, 2003

4

PROXY

FRISCH’S RESTAURANTS, INC.

ANNUAL MEETING OF SHAREHOLDERS

October 4, 2004

The undersigned shareholder of Frisch’s Restaurants, Inc. (the “Company”) hereby nominates, constitutes and appoints Jack C. Maier and Craig F. Maier, and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all the stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Radisson Hotel Cincinnati Riverfront, 668 W. Fifth Street, Covington, Kentucky 41011, on Monday, October 4, 2004 at 10:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present as set forth on the reverse side.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

FRISCH’S RESTAURANTS, INC.

October 4, 2004

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the

envelope provided as soon as possible.

-OR-

INTERNET – Access “www.voteproxy.com” and

follow the on-screen instructions. Have your proxy

card available when you access the web page.

COMPANY NUMBER	__________________
ACCOUNT NUMBER	__________________

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê	Please detach along perforated line and mail in the envelope provided IF you are not voting via the internet.	ê

The Board of Directors recommends a vote of “FOR ALL NOMINEES” on Proposal 1 and “FOR” on Proposal 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK AS SHOWN HERE ☒

1.	ELECTION OF FOUR DIRECTORS. To elect the four persons below to serve as directors until the 2006 Annual Shareholders Meeting and until their successors are elected and qualified:			FOR	AGAINST	ABSTAIN
			2. RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

NOMINEES:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	• Jack C. Maier • William A. Mauch • William J. Reik, Jr • Lorrence T. Kellar

This Proxy is solicited on behalf of the Company’s Board of Directors, and may be revoked prior to its exercise by filing with the President of the Company a written instrument revoking this Proxy or a duly executed Proxy bearing a later date, or by appearing in person and voting at the meeting. The Proxy shall be voted in accordance with the recommendations of the Board of Directors unless a contrary instruction is indicated, in which case the Proxy shall be voted in accordance with such instructions. If cumulative voting is properly declared, the votes will be cast in such a way as to effect the election of all four nominees, or as many thereof as possible, in accordance with the recommendations of the Board of Directors. On other matters, if any, presented at the meeting, this Proxy shall be voted in the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors, if any.

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder ______________	Date: _________	Signature of Shareholder ______________	Date: _________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.